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                                EXHIBIT 10.30(b)

                                BIONUTRICS, INC.
                        2425 E. Camelback Road, Suite 650
                                Phoenix, AZ 85016

                                February 20, 2001

Justicia Holdings Limited
C/O Beacon Capital Management
Harbour House, 2nd Floor
Waterfront Drive
Road Town, Tortola
British Virgin Islands
Attn.:  Mr. David Sims

           Re: Amendment to Common Stock Purchase Agreement

Gentlemen:

           Reference is made to that certain Common Stock Purchase Agreement (the "Purchase Agreement"), dated September 7, 2000, between Bionutrics, Inc. (the "Company") and Justicia Holdings Limited (the "Purchaser"). It has recently come to the attention of the parties that in order to register for resale the Common Stock to be purchased pursuant to the Purchase Agreement, certain provisions of the Purchase Agreement must be deleted or revised. The Company and the Purchaser hereby agree to delete or revise said provisions from the Purchase Agreement.

           In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1. To restate the following sections of the Purchase Agreement as set forth below:

                      Section 1.1(g) "Principal Market" shall mean initially the Nasdaq SmallCap Market and shall include the American Stock Exchange, Nasdaq National Market or the New York Stock Exchange if the Company is listed and trades on such market or exchange.

                      Section 1.1(p) "Warrants" shall mean the Initial Warrant as that term in defined in Section 5.2(f) hereof.

                      Section 5.2(f) Warrants. In lieu of a minimum Draw Down commitment by the Company, the Purchaser shall receive, at the Initial Closing, a warrant certificate to purchase up to 200,000 shares of Common Stock (the "Initial Warrant"). The Initial Warrant shall have a term from its date of issuance of three (3) years. The exercise price of the Initial Warrant shall be 120% of the average VWAP on the fifteen Trading
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           Days immediately prior to the Initial Closing Date. The Common Stock underlying the Warrants will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrants shall be in the form of Exhibit E hereto.

                      Section 5.3(f) Future Financing. The Company shall have not completed any financing prohibited by Section 4.11 unless, prior to the Company delivering the first Draw Down Notice after any such financing as a condition to the Purchaser's obligations hereunder, the Company pays the Purchaser the sum of $100,000 as liquidated damages.

                      Section 7.2 Other Termination. This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred that is not cured in sixty
           (60) days, or (iii) the Company files for protection from creditors under any applicable law.

     2. Section 9.4 is hereby revised, with respect to the Purchaser's address, to the address set forth above.

     3. The parties hereby agree to add the following provision to Section 3 of the Initial Warrant issued pursuant to the Purchase Agreement:

           (d) Notwithstanding anything herein to the contrary, in no event shall the holder be permitted to exercise this Warrant for shares of Common Stock to the extent that (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of Common Stock issuable upon exercise of this Warrant, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such holder after application of this Section 3(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such holder, and the submission of a Notice of Exercise shall be deemed to be such holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to exercise this Warrant into shares of Common Stock at such time as such exercise will not violate the provisions of this Section 3(d). The provisions of this Section 3(d) may be waived by the Holder of this Warrant upon, at the election of the Holder, with 61 days' prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61st day (or such later date

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           as may be specified in such notice of waiver). No exercise of this
           Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

     Except as specifically amended by the terms of this amendment, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this amendment shall have the meanings set forth in the Purchase Agreement.

     This amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this amendment may be made by delivery by facsimile.

     If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                            BIONUTRICS, INC.



                                            By: /s/Ronald H. Lane
                                                ------------------------------
                                                   Ronald Lane, President & CEO



ACCEPTED AND AGREED TO:


JUSTICIA HOLDINGS LIMITED



By:   /s/David Sims
      -------------------
      David Sims, Authorized Signatory

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